UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2021

Tesla, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34756	91-2197729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of Principal Executive Offices, and Zip Code)

(650) 681-5000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TSLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At Tesla, Inc.’s (“Tesla”) 2021 Annual Meeting of Stockholders (the “Annual Meeting”) held on October 7, 2021, Tesla’s stockholders voted on the following nine proposals and Tesla’s inspector of election certified the vote tabulations indicated below.

Proposal 1

The individuals listed below were elected as Class II directors at the Annual Meeting to serve on Tesla’s Board of Directors (“Board”) for a term of three years or until their respective successors are duly elected and qualified.

	For	Against	Abstained	Broker Non-Votes
James Murdoch	411,565,464	175,158,627	6,616,291	172,084,569
Kimbal Musk	473,486,890	117,345,144	2,508,349	172,084,569

Proposal 2

Proposal 2 was a management proposal to adopt amendments to Tesla’s certificate of incorporation to reduce director terms to two years. This proposal was not approved because it did not constitute at least 66 2/3% of the total outstanding shares of Tesla’s common stock.

For	Against	Abstained	Broker Non-Votes
590,125,430	2,685,981	529,202	172,084,569

Proposal 3

Proposal 3 was a management proposal to adopt amendments to Tesla’s certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements. This proposal was not approved because it did not constitute at least 66 2/3% of the total outstanding shares of Tesla’s common stock.

For	Against	Abstained	Broker Non-Votes
358,741,943	38,348,031	194,487,735	173,847,242

Proposal 4

Proposal 4 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
759,521,206	4,675,596	1,228,380	—

Proposal 5

Proposal 5 was a non-binding advisory stockholder proposal regarding reduction of director terms to one year.  This stockholder proposal was approved.

For	Against	Abstained	Broker Non-Votes
314,635,765	260,929,367	17,775,250	172,084,569

Proposal 6

Proposal 6 was a non-binding advisory stockholder proposal regarding additional reporting on diversity and inclusion efforts.  This stockholder proposal was approved.

For	Against	Abstained	Broker Non-Votes
323,395,861	244,892,561	25,052,192	172,084,569

Proposal 7

Proposal 7 was a non-binding advisory stockholder proposal regarding reporting on employee arbitration.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
265,528,657	307,087,258	20,724,698	172,084,569

Proposal 8

Proposal 8 was a non-binding advisory stockholder proposal regarding assigning responsibility for strategic oversight of human capital management to an independent board-level committee.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
187,798,567	368,603,592	36,938,454	172,084,569

Proposal 9

Proposal 9 was a non-binding advisory stockholder proposal regarding additional reporting on human rights.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
148,684,322	427,124,353	17,531,938	172,084,569

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Zachary J. Kirkhorn
Zachary J. Kirkhorn Chief Financial Officer

Date: October 13, 2021